Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital, Ltd., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint John R. Erickson, Samuel A. Flax, Mark Lindsey and Cydonii V. Fairfax and each of them (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation's Annual Report on Form 10-K for the year ended December 31, 2015, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

AMERICAN CAPITAL, LTD.

Date: January 28, 2016	By:	/s/ Malon Wilkus
Malon Wilkus Chairman and Chief Executive Officer

Signature	Title	Date

/s/ Malon Wilkus	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	January 28, 2016
Malon Wilkus

/s/ John R. Erickson	President, Structured Finance and Chief Financial Officer (Principal Financial Officer)	January 28, 2016
John R. Erickson

/s/ Mark Lindsey	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 28, 2016
Mark Lindsey

/s/ Mary C. Baskin	Director	January 28, 2016
Mary C. Baskin

/s/ Neil M. Hahl	Director	January 28, 2016
Neil M. Hahl

/s/ Philip R. Harper	Director	January 28, 2016
Philip R. Harper

/s/ Stan Lundine	Director	January 28, 2016
Stan Lundine

/s/ Kristen L. Manos	Director	January 28, 2016
Kristen L. Manos

/s/ Susan K. Nestegard	Director	January 28, 2016
Susan K. Nestegard

/s/ Kenneth D. Peterson, Jr.	Director	January 28, 2016
Kenneth D. Peterson, Jr.

/s/ Alvin N. Puryear	Director	January 28, 2016
Alvin N. Puryear

/s/ David G. Richards	Director	January 28, 2016
David G. Richards